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                                                                    EXHIBIT 99.5

CAYMAN ISLANDS

                            THE TAX CONCESSIONS LAW
                                   (REVISED)
                       UNDERTAKING AS TO TAX CONCESSIONS

In accordance with the provisions of section 6 of the Tax Concessions Law (Revised), the following undertaking is hereby given to SANTA FE DRILLING CO. being a company certified by the Registrar of Companies to be a company registered as an exempted company under section 180 of the Companies Law (Cap. 22)-:

     (1) that no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to the aforesaid exempted company or its operations; and

     (2) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other obligations of the aforesaid exempted company.

This undertaking shall be for a period of twenty years from the 13th day of February 1990.

                                               /s/ [Signature Illegible]
                                       ----------------------------------------
                                                   GOVERNOR IN COUNCIL

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The Change of Name of SANTA FE DRILLING CO. to Santa Fe International
Corporation has been noted. The Tax Undertaking set out herein has been extended to Santa Fe International Corporation for a period of twenty years from 13th February, 1990.

Dated this 13th day of July, 1993.


                                               /s/ [Signature Illegible]
                                        ---------------------------------------
                                                  GOVERNOR IN COUNCIL

The change of name of SANTA FE INTERNATIONAL CORPORATION to GlobalSantaFe Corporation on 20th November 2001 has been noted. The Tax Undertaking set out herein has been extended to GlobalSantaFe Corporation for a period of TWENTY years from 13th February 1990.


                                              /s/ [Signature Illegible]
                                        ---------------------------------------
                                               ACTING GOVERNOR IN COUNCIL